Exhibit 99.8

March 19, 2020

Consent of Torys LLP

We hereby consent to the reference to our name on the inside cover page and under the heading “Legal Matters” and to the reference to our name and to the use of our opinions under the heading “Eligibility for Investment” in the Prospectus Supplement dated March 19, 2020 relating to the offering by Village Farms International, Inc. of common shares in the capital of Village Farms International, Inc. relating to the Registration Statement on Form F-10 (File No. 333-232115). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ Torys LLP